UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2010 (May 23, 2010)

CELL THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 Elliott Avenue West, Suite 400

Seattle, Washington 98119

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 282-7100

Not applicable

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 23, 2010, Cell Therapeutics, Inc. (the “Company”) entered into a letter agreement (the “Engagement Letter”) with Rodman & Renshaw, LLC, as placement agent (the “Placement Agent”), relating to a proposed offering of securities of the Company. A copy of the Engagement Letter is attached hereto as Exhibit 1.1 and incorporated herein by reference.

On May 23, 2010, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) between the Company and the purchasers thereunder (the “Purchasers”). A copy of the form of Purchase Agreement is attached hereto as
Exhibit 10.1 and incorporated herein by reference. Pursuant to the Purchase Agreement, the Company agreed to issue (i) 21,000 shares of Series 5 Preferred Stock, no par value per share, initially convertible into 52,500,000 shares of common stock, no par value per share (the “Common Stock”), and (ii) warrants (the “Warrants”) to purchase up to 26,250,000 shares of Common Stock, for an aggregate offering price of $21 million (the “Offering”).

A copy of the form of the Series 5 Preferred Stock Certificate is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Each Warrant has an exercise price of $0.50 per share of Common Stock. The Warrants are exercisable six months and one day after the date of issuance and terminate four years, six months and one day after the date of issuance, provided that the exercisability of the Warrants is subject to, and conditioned upon, the Company’s receipt of shareholder approval after the date of the prospectus supplement relating to the Offering of an amendment to its amended and restated articles of incorporation to increase the authorized shares of Common Stock available for issuance thereunder by 400,000,000 shares or the Company’s notification to holders of the Warrants that shares of Common Stock have become available and are reserved for issuance upon exercise of the Warrants. In addition, to the extent that shares of Common Stock are not available or reserved for issuance upon exercise of the warrants on the date when the warrants are first exercisable, the Company has agreed to reserve for issuance upon exercise of the Warrants any shares of Common Stock that are currently reserved for issuance upon conversion, exchange or exercise of outstanding securities to the extent that any such reserved shares become available for issuance following the expiration of such securities in accordance with their terms. The foregoing obligation does not apply to shares of Common Stock reserved pursuant to our equity incentive plans and will terminate in its entirety upon receipt of the shareholder approval referred to above. If certain “fundamental transactions” occur, such as an all cash transaction, a transaction involving an entity not traded on a national securities exchange or a Rule 13e-3 transaction (as defined in Rule 13e-3 under the Exchange Act of 1934 (the “Exchange Act”)), in each case in which the Company is not the “successor entity,” the holders of the Warrants, at their option, will be entitled to receive the “Black Scholes value” of the Warrants as of the time of any such “fundamental transaction” as determined in accordance with the terms of the Warrants. A copy of the form of the Warrants is attached hereto as Exhibit 4.2 and incorporated herein by reference.

The Series 5 Preferred Stock and the shares of Common Stock issuable upon conversion of the Series 5 Preferred Stock were offered and sold by the Company under its registration statement on Form S-3 (File No. 333-161442), as supplemented by the prospectus supplement dated May 23, 2010 and filed with the Securities and Exchange Commission on May 24, 2010. All Warrants exercisable to purchase shares of Common Stock and the shares of Common Stock issuable upon exercise of the Warrants were issued and sold by the Company in a private placement pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), set forth in Section 4(2) thereof and/or Regulation D thereunder.

The Purchasers have elected to convert all 21,000 shares of Series 5 Preferred Stock and to receive 52,500,000 shares of Common Stock issuable upon such conversion at the closing. The Company closed the offering on May 27, 2010.

The above descriptions of the Engagement Letter, the Purchase Agreement and the Warrants are qualified in their entirety by reference to Exhibits 1.1, 10.1 and 4.2 attached hereto, respectively.

Item 3.02	Unregistered Sales of Equity Securities

On May 27, 2010, the Company issued the Warrants to the Purchasers in a private placement pursuant to an exemption from the registration requirements of the Securities Act set forth in Section 4(2) thereof and/or Regulation D thereunder, with potential additional proceeds to the Company of up to approximately $13.1 million upon exercise of the Warrants. The information provided in the second, fourth, and fifth paragraphs of Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 3.02 by reference.

In addition, on May 27, 2010, the Company issued warrants to purchase 1,050,000 shares of common stock to the Placement Agent as partial compensation for its services in connection with the Offering. The warrants have an exercise price of $0.50 per share of Common Stock. The warrants are exercisable six months and one day after the date of issuance and terminate five years after the date of issuance, provided that the exercisability of the warrants is subject to, and conditioned upon, the Company’s receipt of the shareholder approval or notification described above.

Item 3.03	Material Modification to Rights of Security Holders.

On May 26, 2010, the Company filed Articles of Amendment (the “Articles of Amendment”) to its Amended and Restated Articles of Incorporation with the Secretary of State of the State of Washington, establishing the Series 5 Preferred Stock. Each share of Series 5 Preferred Stock is entitled to a liquidation preference equal to the stated value of such share of Series 5 Preferred Stock plus any accrued and unpaid dividends before the holders of Common Stock or any other junior securities of the Company receive any payments upon such liquidation. The Series 5 Preferred Stock is not entitled to dividends except to share in any dividends actually paid on the Common Stock or any pari passu or junior securities. The Series 5 Preferred Stock is convertible into Common Stock, at the option of the holder, at an initial conversion price of $0.40 per share, subject to a 4.99% blocker provision. A holder of Series 5 Preferred Stock may elect to increase the blocker provision to 9.99% by providing us with 61 days’ prior notice. In addition, if 1,000 or less shares of Series 5 Preferred Stock are outstanding, all outstanding shares of Series 5 Preferred Stock will automatically convert into shares of Common Stock. The Series 5 Preferred Stock has no voting rights except for limited protective provisions and except as is otherwise required by law. A copy of the Articles of Amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference. The above description of the Articles of Amendment is qualified in its entirety by reference to Exhibit 3.1 attached hereto.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 26, 2010, the Company filed the Articles of Amendment, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference. The Articles of Amendment, which are effective as of May 27, 2010, establish and designate the Series 5 Preferred Stock and the rights, preferences and privileges thereof.

Item 7.01	Regulation FD Disclosure.

A copy of the Company’s press release, entitled “Cell Therapeutics, Inc. Announces Institutional Investors Purchase $21.0 Million of Preferred Stock and Warrants” is furnished and not filed pursuant to Item 7.01 as Exhibit 99.1 hereto. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

A copy of the opinion of Karr Tuttle Campbell related to the legality of the Series 5 Preferred Stock and the shares of Common Stock issuable upon conversion of the Series 5 Preferred Stock is attached hereto as Exhibit 5.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Letter Agreement, dated May 23, 2010, by and between Cell Therapeutics, Inc. and Rodman & Renshaw, LLC.

3.1	Articles of Amendment to Amended and Restated Articles of Incorporation of Cell Therapeutics, Inc.

4.1	Form of Series 5 Preferred Stock Certificate.

4.2	Form of Common Stock Purchase Warrant.

5.1	Opinion of Karr Tuttle Campbell.

10.1	Form of Securities Purchase Agreement.

99.1	Press Release, dated May 24, 2010 entitled “Cell Therapeutics, Inc. Announces Institutional Investors Purchase $21.0 Million of Preferred Stock and Warrants.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL THERAPEUTICS, INC.

Date: May 27, 2010	By:	/s/ James A. Bianco, M.D.
James A. Bianco, M.D.
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Letter Agreement, dated May 23, 2010, by and between Cell Therapeutics, Inc. and Rodman & Renshaw, LLC.

3.1	Articles of Amendment to Amended and Restated Articles of Incorporation of Cell Therapeutics, Inc.

4.1	Form of Series 5 Preferred Stock Certificate.

4.2	Form of Common Stock Purchase Warrant.

5.1	Opinion of Karr Tuttle Campbell.

10.1	Form of Securities Purchase Agreement.

99.1	Press Release, dated May 24, 2010, entitled “Cell Therapeutics, Inc. Announces Institutional Investors Purchase $21.0 Million of Preferred Stock and Warrants.”